Exhibit 99

USW LOCAL 745 RATIFIES CONTRACT WITH TITAN TIRE

QUINCY, Ill. - December 22, 2005 - United Steelworkers (USW) Local 745 of Freeport, Illinois, voted Wednesday, December 21, to ratify a new five-year labor agreement with Titan Tire Corporation, a subsidiary of Titan International, Inc. (NYSE: TWI). With this approval, Goodyear’s sale of the farm tire manufacturing facility in Freeport, Illinois, can be completed. Closing date is set for 9 a.m. December 28.
Titan entered into a definitive agreement with The Goodyear Tire & Rubber Company to purchase the assets of its North American farm tire business in February. After closing, Titan will offer both Goodyear and Titan brand tires to the North American farm tire industry.
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

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